PRECOAT METALS (A BUSINESS OF SEQUA CORPORATION) Combined Financial Statements For the Quarterly Periods Ended March 31, 2022 and 2021 (With Independent Auditors’ Review Report Thereon)

PRECOAT METALS (A Business of Sequa Corporation) Table of Contents Page Independent Auditors’ Review Report 3 Combined Balance Sheets as of March 31, 2022 and December 31, 2021 4 Combined Statements of Income for the Three Months Ended March 31, 2022 and 2021 5 Combined Statements of Cash Flows for the Three Months Ended March 31, 2022 and 2021 6 Combined Statements of Changes in Parent Company Equity for the Three Months Ended March 31, 2022 and 2021 7 Notes to Combined Financial Statements 8

3 PRECOAT METALS (A Business of Sequa Corporation) Combined Balance Sheets (Amounts in thousands) March 31, 2022 December 31, 2021 Unaudited ASSETS Current assets Trade receivables, net (Note 5) $ 136,613 $ 106,219 Inventories (Note 6) 38,046 32,600 Other current assets 1,434 1,248 Total current assets 176,093 140,067 Property, plant and equipment, net (Note 7) 137,483 135,374 Other assets Goodwill (Note 8) 161,335 161,335 Identifiable intangible assets (Note 8) 73,917 75,545 Right of use lease assets 12,358 12,725 Total other assets 247,610 249,605 Total assets $ 561,186 $ 525,046 LIABILITIES AND PARENT COMPANY EQUITY Current liabilities Accounts payable $ 110,917 $ 86,462 Current operating lease liability 2,576 2,460 Accrued expenses (Note 10) 27,980 32,144 Total current liabilities 141,473 121,066 Noncurrent liabilities Deferred income taxes, net (Note 9) 27,534 30,529 Long-term operating lease liability 10,253 10,744 Other noncurrent liabilities 3,126 3,307 Total noncurrent liabilities 40,913 44,580 Parent company equity Net Parent investment 378,800 359,400 Total Parent company equity 378,800 359,400 Total liabilities and Parent company equity $ 561,186 $ 525,046 The accompanying notes are an integral part of these combined financial statements.

4 PRECOAT METALS (A Business of Sequa Corporation) Combined Statements of Income (Amounts in thousands) Unaudited For the Three Months Ended March 31, 2022 2021 Sales $ 190,546 $ 153,000 Costs and expenses Cost of sales 148,060 120,212 Selling, general and administrative 9,405 8,257 Total cost and expenses 157,465 128,469 Operating income 33,081 24,531 Other expense (income) Other components of net periodic pension cost 109 89 Other expense, net - 85 Income before income taxes 32,972 24,357 Income tax provision (Note 9) 8,048 5,856 Net income $ 24,924 $ 18,501 The accompanying notes are an integral part of these combined financial statements.

5 PRECOAT METALS (A Business of Sequa Corporation) Combined Statements of Cash Flows (Amounts in thousands) Unaudited For the Three Months Ended March 31, 2022 2021 Cash flows from operating activities: Net income $ 24,924 $ 18,501 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 5,774 5,615 Deferred income taxes (2,994) (2,995) Provision for losses on receivables 64 51 Changes in operating assets and liabilities: Receivables (30,458) (14,458) Inventories (5,446) (3,453) Other current assets (187) (54) Accounts payable and accrued expenses 20,282 7,492 Other noncurrent liabilities (181) (195) Net cash provided by operating activities 11,778 10,504 Cash flows from investing activities: Purchases of property, plant and equipment (6,254) (4,399) Net cash used for investing activities (6,254) (4,399) Cash flows from financing activities: Net transfers to Parent (5,524) (6,105) Net cash used for financing activities (5,524) (6,105) Net increase in cash and cash equivalents - - Cash and cash equivalents at beginning of period - - Cash and cash equivalents at end of period $ - $ - Supplemental cash flow information Income taxes settled through Net Parent Investment 6,647 23,185 The accompanying notes are an integral part of these combined financial statements.

6 PRECOAT METALS (A Business of Sequa Corporation) Combined Statements of Changes in Parent Company Equity (Amounts in thousands) Unaudited The accompanying notes are an integral part of these combined financial statements. Total Parent Company Equity Balance at December 31, 2020 $ 346,244 Net income 18,501 Net transfers to Parent (6,105) Balance at March 31, 2021 $ 358,640 Total Parent Company Equity Balance at December 31, 2021 $ 359,400 Net income 24,924 Net transfers to Parent (5,524) Balance at March 31, 2022 $ 378,800

PRECOAT METALS (A Business of Sequa Corporation) Notes to Combined Financial Statements (In Thousands, Except Award Data) 7 Note 1. Organization and Basis of Presentation Precoat Metals (the "Business” or “Precoat”) is a division of Sequa Corporation (“Sequa”, the “Parent Company” or the “Parent”) and its wholly owned subsidiary, Precoat Metals Holdings Corporation and their affiliated companies that conduct the Business. Precoat is an independent continuous steel and aluminum coil coating operation in North America. On March 7, 2022, Sequa entered into a definitive agreement with AZZ Inc. to sell the Business for a purchase price of $1,283,000. The sale will consist of Precoat plus certain liabilities which are recorded on Sequa’s balance sheet, including approximately $46 million of accumulated benefit obligation in excess of related plan assets associated with the defined benefit pension plan which is administered and sponsored by Sequa. The transaction is expected to close during the second calendar quarter of 2022, subject to customary closing conditions and regulatory approvals. Precoat's largest end-market is the building products industry, where coated steel is used for the construction of pre-engineered building systems and as components in the industrial, commercial, agricultural and residential sectors. Precoat also serves other product markets, including appliance, residential roofing, heating, ventilating and air conditioning (“HVAC”) units, transportation and beverage and food containers. In 2020, the economy was significantly impacted by the pandemic caused by an outbreak of a new strain of coronavirus (“COVID-19”) has resulted, and is likely to continue to result, in significant national and global economic disruption. The pandemic has also resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter-in-place or stay-at-home orders, and business shutdowns. There are no comparable recent events which may provide guidance as to the effect of the spread of COVID-19 and the pandemic, and, as a result, the ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain and subject to change. We do not yet know the full extent and duration of COVID-19’s impact on our business, our operations, or the global economy as a whole. As more of the population is vaccinated and restrictions have begun to loosen, we have seen signs of recovery in the global market, including an increase in air travel and the continued rebound in broader U.S. economic activity. On September 9, 2021, President Biden signed an executive order mandating vaccinations for the federal workforce and federal contractors. On September 24, 2021, the administration released implementation guidelines which require that all federal contractors and other workers at federal contractor workplaces either be fully vaccinated or have an approved reasonable accommodation for disability or sincerely held religious belief and requirements to follow Center for Disease Control guidance at contractor workplaces. On January 13, 2022, the United States Supreme Court granted emergency relief to the petitions of numerous states, businesses, and non-governmental organizations by staying (temporarily halting) the implementation and enforcement of the federal Occupational Safety and Health Administration’s (“OSHA”) COVID-19 Emergency Temporary Standard (“ETS”). Under the original ETS, private employers with 100 or more employees were required to implement a mandatory vaccination or weekly testing/face covering policy. The Supreme Court has sent the case back to the U.S. Court of Appeals for the Sixth Circuit, who will make a determination regarding whether OSHA has the authority to implement and enforce the ETS. The Company will continue to prepare to implement these new regulations until such time that a decision is made by the U.S. Court of Appeals that the ETS is no longer applicable to our Company. Basis of Presentation The accompanying combined financial statements have been prepared from the historical accounting records of Sequa. Historically, separate financial statements have not been prepared for Precoat Metals as it has not operated as a separate business apart from Sequa. These combined financial statements present the combined assets, liabilities, revenues and expenses related to Precoat Metals and reflect the financial position and the related results of operations, cash flows, and changes in Parent Company equity for Precoat Metals in a manner consistent with how the Parent

PRECOAT METALS (A Business of Sequa Corporation) Notes to Combined Financial Statements (In Thousands, Except Award Data) 8 managed the Business. All material assets and liabilities specifically identified to Precoat Metals have been presented in the balance sheets; all material revenues and expenses specifically identified to Precoat Metals and allocations of overhead expenses have been presented in the Combined Statements of Income. The financial statements have been prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“U.S. GAAP”). The historical results of operations, financial position, and cash flows of the Business may not be indicative of what they would actually have been had the Business been a separate stand-alone entity, nor are they indicative of what the Business' results of operations, financial position and cash flows may be in the future. The Business receives service and support functions from Sequa and is dependent upon Sequa’s ability to perform these services and support functions. Costs associated with these services and support functions have been allocated to the Business using methodologies primarily based on proportionate revenues, payroll expense, inventory and fixed asset balances of the Business relative to Sequa in its entirety, which management considers most meaningful under the circumstances. These allocated costs are primarily related to corporate administrative expenses, employee related costs and costs associated with corporate functions and shared employees for the following groups: information technology, legal services, accounting and finance services, human resources, treasury and other corporate and infrastructural services. Income taxes have been accounted for using the separate return method by applying Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 740, “Income Taxes.” as discussed further in Notes 3 and 9. The Parent’s net investment in Precoat Metals has been presented in lieu of stockholders’ equity in the financial statements. Payments made by the Parent to the Business or to the Parent from the Business are recorded as transfers to and from the Parent and the net amount is considered to be a deemed capital distribution to or contribution from the Parent. The net amount is presented on the statement of cash flows as a financing activity as “Net transfers to Parent”. Sequa uses a centralized approach to cash management. Central treasury activities include the investment of surplus cash, collection of payments for trade receivables, payment of accounts payable, and repayment and repurchase of short-term and long-term debt. The financial systems of Sequa were not designed to track certain balances and transactions at a business unit or product portfolio level. Accordingly, none of the cash or cash equivalents that are held at the Sequa corporate level have been reflected in these combined financial statements. Cash generated by the Business and subsequently swept to the Parent’s treasury accounts are reflected as a component of net transfers to the Parent and the Parent’s net investment in the Business. All amounts contained in these footnotes are presented in thousands except share and Equity Appreciation Rights (“EARs”) amounts included in Note 12, unless otherwise noted. Note 2. Relationship with the Parent and Related Entities Historically, Precoat Metals has been managed and operated in the normal course of business with other affiliates of the Parent. Accordingly, certain shared costs have been allocated to Precoat Metals and reflected as expenses in these combined financial statements. Management of the Parent and Precoat Metals (“Management”) consider the allocation methodologies used to be reasonable and appropriate reflections of the historical Parent expenses attributable to Precoat Metals for purposes of the standalone financial statements; however, the expenses reflected in the combined financial statements may not be indicative of the actual expenses that would have been incurred during the periods presented if Precoat Metals historically had operated as a separate, standalone entity. In addition, the expenses reflected in the combined financial statements may not be indicative of related expenses that will be incurred in the future by Precoat Metals.

PRECOAT METALS (A Business of Sequa Corporation) Notes to Combined Financial Statements (In Thousands, Except Award Data) 9 Cash Management and Financing For the Business’ U.S. operations, Precoat Metals participates in the Parent’s centralized cash management and financing programs. Disbursements are made through the Business’ disbursement account which is funded by the Parent’s centralized account. Cash receipts are deposited into the Business’ lockbox account and transferred to the Parent’s centralized account. As cash is funded and swept by the Parent, it is accounted for by the Business through Net Parent Investment on the Combined Balance Sheet. Allocated Corporate Costs The costs of certain services that are provided by Sequa to the Business have been reflected in these financial statements, including costs for corporate administrative expenses, employee related costs, including pensions and other benefits, and for corporate and shared employees for the following functional groups: information technology, legal services, accounting and finance services, human resources, marketing and product support, treasury, and other corporate and infrastructural services. The costs associated with these services and support functions have been allocated to the Business using methodologies primarily based on proportionate revenues, payroll expense by specific employee, inventory and fixed asset balances of the Business relative to Sequa in its entirety, which is considered to be most meaningful in the circumstances. The total amount allocated for centralized administrative corporate costs were $2,808 and $2,507 for the three-month periods ended March 31, 2022 and 2021, respectively, and have been included in selling general and administrative expense on the combined statements of income. The indirect expenses and cost allocations have been determined on a basis considered by Sequa and the Business to be a reasonable reflection of the utilization of services provided to, or the benefit received by, the Business during the periods presented. Management believes the expenses allocated to the Business for corporate costs may not be representative of actual costs had the Business been an independent, standalone entity during the years presented. Note 3. Summary of Significant Accounting Policies Use of Estimates The preparation of the accompanying combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities and reported amounts of revenues and expenses. Such estimates include the valuation of accounts receivable, inventories, goodwill, intangible assets and other long-lived assets, legal contingencies, guarantee obligations, and assumptions used in the calculation of income taxes, customer incentives, and allocation of certain expenses, among others. These estimates and assumptions are based on Management's best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which Management believes to be reasonable under the circumstances. Management adjusts such estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Trade Receivables, Net Trade accounts receivables are recorded at the invoiced amount. The Business maintains an allowance for doubtful accounts based on an assessment of customer financial condition, credit worthiness and interactions with customers. The allowances for doubtful accounts are established through a combination of specific identification of problem accounts and percentages of aging brackets based on actual historical experience. Estimates with regard to collectability of trade receivables may change in the future.

PRECOAT METALS (A Business of Sequa Corporation) Notes to Combined Financial Statements (In Thousands, Except Award Data) 10 Inventories Inventories are stated at the lower of cost or net realizable value with cost determined primarily on a first-in, first- out basis. Property, Plant and Equipment, Net Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation on plant and equipment is computed using a straight-line method over the estimated useful lives of assets as follows: land improvements, 20 years; buildings and improvements, 20 to 40 years; and machinery and equipment, 2 to 16 years. Repairs and maintenance are charged to operations as incurred, and expenditures for additions and improvements are capitalized at cost. The Business periodically evaluates whether current facts or circumstances indicate that the carrying amount of its property, plant and equipment may not be recoverable. If events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, the Business estimates the undiscounted future cash flows (excluding interest) resulting from the use of the asset (or asset group) and its ultimate disposition. If the sum of the undiscounted cash flows (excluding interest) is less than the carrying value, the Business recognizes an impairment loss, measured as the amount by which the carrying value exceeds the fair value of the asset. Goodwill and Identifiable Intangible Assets In accordance with FASB ASC Topic 350, “Intangibles—Goodwill and Other,” the Business reviews goodwill for impairment annually on October 1, or more frequently if impairment indicators arise. The review of goodwill impairment consists of using a qualitative approach to determine whether it is more likely than not that the fair value of the Business’s sole reporting unit is less than its carrying value. If, based on the results of the qualitative assessment, it is concluded that it is not more likely than not that the fair value of the reporting unit exceeds its carrying value, the Business would perform additional quantitative impairment testing. The quantitative assessment, if required, would use a discounted cash flow method (the income approach) two-step goodwill impairment test to determine whether the fair value of the reporting unit was less than the carrying value. If the fair value of the reporting unit is less than the carrying value, then the Business will recognize an impairment charge. There were no impairment indicators or charges in the three-month periods ended March 31, 2022 or 2021. In accordance with FASB ASC Topic 350, “Intangibles—Goodwill and Other,” the Business conducts a quantitative impairment evaluation of indefinite-lived trade name intangible assets on an annual basis on October 1, and more frequently if an event occurs or circumstances change that would more likely than not indicate an asset might be impaired. The quantitative impairment evaluation for the Business’ indefinite-lived trade names involves comparing the estimated fair value of the assets to the carrying amounts to determine if fair value is lower and a write-down required. If the carrying amount of a trade name exceeds its estimated fair value, an impairment charge is recognized in an amount equal to the excess. The fair value of these assets is determined using the relief from royalty method, which is a form of the income approach. In this method, the value of the asset is calculated by selecting royalty rates, which estimate the amount a comparable company in the same market would be willing to pay for the use of the asset. These rates are applied to the Business’ projected revenue, tax affected and discounted to present value using an appropriate rate. The Business reviews amortizable intangible assets for impairment whenever events or changes in circumstances indicate the carrying value of an asset exceeds its fair value and may not be fully recoverable. If the sum of the undiscounted cash flows (excluding interest) is less than the carrying value, the Business recognizes an impairment loss measured as the amount by which the carrying value exceed the fair value of the asset. Useful lives of amortizable

PRECOAT METALS (A Business of Sequa Corporation) Notes to Combined Financial Statements (In Thousands, Except Award Data) 11 intangible assets are assessed quarterly and adjusted, if necessary. There were no impairment indicators or charges in the three-month periods ended March 31, 2022 an 2021. Refer to Note 8 for additional information. Share-Based Compensation Certain employees of the Business participate in the Sequa Corporation Equity Appreciation Rights Plan. The plan authorizes the granting of awards to employees in the form of EARs with respect to the Business. U.S. GAAP requires the measurement and recognition of compensation expense based on estimated fair value for all share-based payment awards including Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or pursuant to an offer to purchase shares of common stock. The Black-Scholes-Merton option pricing model was selected as the most appropriate method for determining the estimated fair value of all applicable awards. Share- based compensation expense for the Business’ employees is reflected in Cost of sales and Selling, general and administrative costs on the Combined Statement of Income. Refer to Note 12 for additional information. Revenue Recognition Effective January 1, 2019, the Business adopted FASB ASU 2014-09, which, as amended, was codified as ASC Topic 606, “Revenue from Contracts with Customers.” Pursuant to ASC Topic 606, the Business recognizes revenue when it transfers control of a promised good or service to a customer in an amount that reflects the consideration it expects to receive in exchange for the goods or service. The Business’ performance obligations are satisfied and control is transferred over-time. The Business recognizes revenue using the over-time recognition model for contracts under which the Business either creates or enhances a customer-owned asset while performing repair and overhaul services or produces products with no alternative use and for which it has an enforceable rights to recover costs incurred plus a reasonable profit margin for work completed to date. These types of contracts represent all of the Business’ current revenue transactions, and revenue is recognized based on the extent of progress toward completion using a cost-based input measure of progress. Refer to Note 4 for additional detail. Pensions Certain employees of the Business participate in a defined benefit pension plan as administered and sponsored by Sequa. The Business accounts for its defined benefit pension plan in accordance with FASB ASC Topic 715, “Compensation – Retirement Benefits.” No assets or liabilities are reflected on the Business’ Combined Balance Sheets, and benefits expense for the Business has been determined on a multiemployer plan basis, is calculated by employee and is reflected in Other expenses. Income Taxes The Business does not file separate income tax returns, but rather is included in the income tax returns filed by Sequa in various domestic and foreign jurisdictions. For the purpose of these combined financial statements, the tax provision of the Business was derived from financial information included in the consolidated financial statements of Sequa, including allocations and eliminations deemed necessary by management, as though the Business had filed its own separate income tax returns. The Business accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax basis, and for operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the

PRECOAT METALS (A Business of Sequa Corporation) Notes to Combined Financial Statements (In Thousands, Except Award Data) 12 enactment date. The Business evaluates its ability to benefit from all deferred tax assets and establishes valuation allowances for amounts it believes are not more likely than not to be realized. The Business does not recognize benefits for uncertain tax positions taken or expected to be taken in a tax return when it is more likely than not (i.e., likelihood greater than 50%) that the position would not be sustained upon examination by tax authorities that have full knowledge of all relevant information. A recognized tax position is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Adjustments to the accrual, favorable or unfavorable, for any particular uncertain position would be recognized as an increase or decrease to income tax expense in the period of a change in facts and circumstances. Interest and penalties related to income taxes are accounted for as income tax expense. In general, the taxable income of the entities comprising the Business was included in the consolidated tax returns of Sequa. As such, separate income tax returns were not prepared for the entities comprising the Business. Consequently, income taxes currently payable are deemed to have been remitted to the Parent, in cash, in the period the liability arose and are included in the Net transfers to Parent within the Statement of Changes in Parent Company Equity. Fair Value of Financial Instruments The FASB’s accounting guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The FASB’s guidance classifies the inputs used to measure fair value into the following hierarchy:  Level 1: Unadjusted quoted prices in active markets for identical assets and liabilities.  Level 2: Observable inputs other than those included in Level 1. For example, quoted prices for similar assets or liabilities in active markets or quoted prices for identical assets or liabilities in inactive markets.  Level 3: Unobservable inputs reflecting management’s own assumptions about the inputs used in pricing the asset or liability. The fair values of trade receivables, accounts payable and accrued expenses approximate the carrying values as a result of the short-term nature of these assets and liabilities. Leases Contracts are evaluated at inception to determine whether they contain a lease. Operating lease right-of use ("ROU") assets and liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the lease commencement date for operating leases with an initial term greater than 12 months. The Business recognizes lease expense for minimum lease payments on a straight-line basis over the term of the lease. Certain leases are evaluated for finance lease consideration. The depreciable life of leased assets are limited by the expected term of the lease, unless there is a transfer of title or purchase option, and the Business believes it is reasonably certain of exercise. The Business utilizes the Parent’s incremental borrowing rate by lease term to calculate the present value of our future lease payments if an implicit rate is not specified. Accounting Standards Issued but Not Yet Adopted In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (“ASC Topic 326”), Measurement of Credit Losses on Financial Instruments. This ASU requires a change in the measurement approach for credit losses on financial assets measured on an amortized cost basis from an incurred loss method to an expected loss method, thereby eliminating the requirement that a credit loss be considered probable to impact the valuation of a financial asset measured on an amortized cost basis. This ASU also requires the measurement of expected credit losses to be based on relevant information about past events, including historical experience, current conditions, and a reasonable and supportable forecast of the collectability of the related financial asset. In November 2019, the FASB

PRECOAT METALS (A Business of Sequa Corporation) Notes to Combined Financial Statements (In Thousands, Except Award Data) 13 issued ASU 2019-10 which modified the effective date of ASU 2016-13. The amendments for non-public companies are effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. Early adoption of the amendments is permitted. The Company believes the adoption will modify the way the Company analyzes financial instruments and is in the process of determining the effects the adoption will have on its consolidated financial statements. Recent accounting guidance not discussed above is not applicable, did not have, or is not expected to have a material impact on the Business. Note 4. Revenue Recognition In accordance with FASB ASU 2014-09, “Revenue from Contracts with Customers,” as modified (“ASC 606”), the Business recognizes revenue when it transfers control of a promised good or service to a customer in an amount that reflects the consideration it expects to receive in exchange for the goods or service. Currently, all of the Business’ performance obligations are satisfied, and control is transferred, over-time. The Business recognizes revenue using the over-time recognition model for contracts under which the Business enhances a customer-owned assets while performing services or produces products with no alternative use and for which it has an enforceable rights to recover costs incurred plus a reasonable profit margin for work completed to date. These types of contracts represent all of the Business’ current revenue transactions. Contracts with Customers The Business accounts for a contract with a customer when it has approval and commitment from both parties, the rights of the parties are identified, the payments terms are identified, the contract has commercial substance, and it is probable the Business will collect consideration to which it is entitled to receive. Customer payment terms related to the sale of products and rendering of services vary by Business subsidiary and product line. The timing between recognition of revenue and receipt of payment for satisfaction of the related performance obligation is not significant. Generally there are limited long-term service agreements between the Company and their customers. Typically, a contract for coating services is established by the customer’s submission of a purchase order at which point a contract is identified for accounting and financial reporting purposes as this is the point when enforceable rights and obligations are established. Contracts may be modified to account for changes in specifications and requirements. The Business considers contractual modifications to exist when the modification either creates new rights or changes the existing enforceable rights and obligations. Contract modifications typically relate to goods or services that are distinct from the existing contracts and are accounted for as a new contract. Pricing changes, if included within a contract modification, are generally prospective. Performance Obligations A performance obligation is a promise within a contract to provide a distinct good or service to the customer in exchange for payment and is the unit of account for recognizing revenue. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when or as the performance obligation is satisfied. The majority of the Business’ contracts have a single performance obligation to transfer goods or services. For contracts with more than one performance obligation, the Business allocates the transaction price to each performance obligation based on relative standalone selling prices. When standalone selling prices are not available, the transaction price is allocated using an expected cost-plus margin approach as pricing for such contracts is typically negotiated on the basis of cost.

PRECOAT METALS (A Business of Sequa Corporation) Notes to Combined Financial Statements (In Thousands, Except Award Data) 14 Transaction Price The transaction price for a contract reflects the consideration the Business expects to receive for fully satisfying the performance obligations in the contract. Typically, the transaction price consists solely of fixed consideration but may include variable considerations such as customer rebates, credits, penalties and other provisions that may impact the total consideration the Business will receive. The Business identifies and estimates variable consideration, typically at the most likely amount the Business expects to receive from its customers. Variable consideration components are considered revenue adjustments and will impact the transaction price. The Business estimates variable consideration based on prior experience, current and forecasted performance and other available information, but only to the extent it is probable that a significant reversal of revenue recognized will not occur when the uncertainty is resolved. The Business is generally not subject to collecting sales tax and has made an accounting policy election to exclude from the transaction price any sales tax. Contract Estimates The Business utilizes the cost-to-cost measure of progress for performance obligations that are satisfied over-time as we believe this measure best depicts the transfer of control to the customer, which occurs as we incur costs on contracts. Under the cost-to-cost measure of progress, the extent of progress towards completion is measured based on the ratio of costs incurred to date to the total estimated costs at completion of the performance obligation. Contract Balances The timing of revenue recognition, invoicing and cash collections affect the accounts receivable, unbilled receivables (contract assets) and customer advances and deposits (contract liabilities) on the Combined Balance Sheets. Unbilled Receivables (Contract Assets) – Pursuant to the over-time revenue recognition model, revenue may be recognized prior to the customer being invoiced. An unbilled receivable is recorded to reflect revenue that is recognized when the cost-to-cost method is applied. Unbilled receivables are included in Trade receivables, net on the Combined Balance Sheets as of March 31, 2022 and December 31, 2021 (see Note 5). Customer Advances and Deposits (Contract Liabilities) – The Business may receive a customer advance deposit or may have an unconditional right to receive an advance prior to revenue being recognized. Since the performance obligations of such advances may not have been satisfied, a contract liability is established. Advances are included within the accrued expenses on the Combined Balance Sheets until the respective revenue is recognized (see Note 10). These assets and liabilities are reported on the Combined Balance Sheets on an individual contract basis at the end of each reporting period. Changes in the Business’ contract assets and liabilities during 2022 were as follows: March 31, 2022 December 31, 2021 $ Change (Amounts in thousands) Unbilled receivables (contract assets) $ 65,622 $ 51,282 $ 14,340 Unearned income (contract liabilities) 1,198 1,388 (190)

PRECOAT METALS (A Business of Sequa Corporation) Notes to Combined Financial Statements (In Thousands, Except Award Data) 15 The increase in the Business’ contract assets during 2022 reflects additional revenue recognized on certain customer contracts during the year in excess of amounts billed for such contracts using an over-time revenue recognition model. The decrease in the Business’ contract liabilities during 2022 reflects reductions to contract liabilities from customer advances and deposits recognized as revenue, offset by receipts of new advances and deposits on certain contracts in advance of control transferring to the customer. The amount of revenue that the Business recognized during 2022 that was included in contract liabilities as of the beginning of 2022 was $994. Practical Expedients and Optional Exemptions The Business elected the following practical expedients and optional exemptions allowed under ASC 606:  For certain contracts with similar characteristics and for which revenue is recognized over-time, the Business applies the standard to a portfolio of contracts (or performance obligations) to estimate the amount of revenue to recognize. For each portfolio of contracts, the respective work in progress and/or finished goods inventory balances are identified and the portfolio specific margin is applied to estimate the transaction price to recognize in relation to the costs incurred. This approach is used only when the resulting revenue recognition is not expected to be materially different that is accounting is applied to the individual contracts.  The Business does not adjust the amount of revenue to be recognized under a customer contract for the effects of the time value of money when the timing difference between the receipt of payment and recognition of revenue for satisfaction of the related performance obligation is less than one year.  As a private company, the Business has elected not to disclose the disaggregated revenue information beyond revenue information disaggregated according to the timing of transfer of goods or services. The Business’ net sales of $190,546 and $153,000 for the three-month periods ended March 31, 2022 and 2021 were associated with contracts for which revenue is recognized over-time. Note 5. Trade Receivables, Net The Business is a party to a Parent-sponsored Receivables Purchase Agreement (“RPA”), whereby a related party may sell an undivided percentage ownership interest, up to a maximum participation of $75,000, in eligible trade receivables of the Business’ and other related party affiliates to a bank-administered multi-seller commercial paper conduit. Effective December 23, 2021, the Parent extended the availability of the RPA to June 30, 2022. There were no amounts outstanding under the Parent-sponsored RPA at March 31, 2022 or December 31, 2021. The receivables at the Business and related party affiliates are recorded on a gross basis and do not reflect any transactions that may have occurred at the Parent level as the criteria for derecognition of the receivables in the Business’ financial statements have not been met. The trade receivables are as follows: March 31, 2022 December 31, 2021 (Amounts in thousands) Gross trade receivables $ 71,309 $ 55,191 Unbilled receivables 65,622 51,282 Less: Allowance for doubtful accounts (318) (254) $ 136,613 $ 106,219

PRECOAT METALS (A Business of Sequa Corporation) Notes to Combined Financial Statements (In Thousands, Except Award Data) 16 Note 6. Inventories The inventory amounts are as follows: March 31, 2022 December 31, 2021 (Amounts in thousands) Finished goods $ 1,397 $ 1,776 Raw materials 36,649 30,824 $ 38,046 $ 32,600 The Business’ raw materials inventory is primarily comprised of paint. The Business utilizes certain assumptions in determining the recoverability of excess, obsolete and impaired inventories, such as the historical performance of the inventory. Note 7. Property, Plant and Equipment, Net Property, plant and equipment, net consists of the following: March 31, 2022 December 31, 2021 (Amounts in thousands) Land and improvements $ 14,431 $ 14,376 Buildings and improvements 106,934 106,170 Machinery and equipment 263,231 258,455 Construction in progress 3,258 2,598 387,854 381,599 Accumulated depreciation (250,371) (246,225) $ 137,483 $ 135,374 Depreciation expense was $4,145 and $3,986 for the three-month periods ended March 31, 2022 and 2021, respectively. Note 8. Goodwill and Identifiable Intangible Assets Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired in a business combination. The goodwill balance was $161,335 as of both March 31, 2022 and 2021. This balance includes a cumulative impairment loss of $1.9 million.

PRECOAT METALS (A Business of Sequa Corporation) Notes to Combined Financial Statements (In Thousands, Except Award Data) 17 The carrying amount and accumulated amortization of identifiable intangible assets consisted of the following: March 31, 2022 December 31, 2021 (Amounts in thousands) Intangible assets subject to amortization: Customer relationships $ 117,700 $ 117,700 Non-compete agreements 3,600 3,600 Trade names (definite-lived) 1,300 1,300 Favorable leases 40 40 122,640 122,640 Less: Accumulated amortization (91,723) (90,095) Intangible assets subject to amortization, net 30,917 32,545 Trade names (indefinite-lived) 43,000 43,000 Total identifiable intangible assets $ 73,917 $ 75,545 The Business conducts an impairment evaluation of indefinite-lived intangible assets on an annual basis on October 1 and more frequently if an event occurs or circumstances change that would more likely than not indicate an asset might be impaired. The Business reviews amortizable intangible assets for impairment whenever events or changes in circumstances indicate the carrying value of an asset exceeds its fair value and may not be fully recoverable. Useful lives of amortizable intangible assets are assessed quarterly and adjusted, if necessary. If the sum of the undiscounted cash flows (excluding interest) is less than the carrying value, the Business recognizes an impairment loss, measured as the amount by which the carrying value exceeds the fair value of the asset. There were no impairment indicators or charges in the three-month periods ended March 31, 2022 or 2021. Customer relationships have estimated lives ranging from 3 to 24 years, non-compete agreements have estimated lives of 9 years, definite-lived trade names have estimated lives of 1 to 2 years and leasehold interests have estimated lives ranging from 2 to 8 years. Amortization expense on identifiable intangible assets is recorded on a straight-line basis and was $1,628 for each of the three-month periods ended March 31, 2022 and 2021. The following is a summary table representing the remaining amortization of identifiable intangible assets, net, with definitive lives, by year: Year ending December 31, Amortization (Amounts in thousands) 2022 $ 4,885 2023 6,110 2024 1,688 2025 1,688 2026 1,688 2027 and thereafter 14,858 Total $ 30,917 Note 9. Income Tax Provision At the end of each quarterly period, Sequa estimates the effective tax rate expected to be applicable for the full fiscal year. The effective tax rates for the three-month periods ended March 31, 2022 and 2021 were based upon

PRECOAT METALS (A Business of Sequa Corporation) Notes to Combined Financial Statements (In Thousands, Except Award Data) 18 estimated annual pre-tax income, including the effect of a provision for state income and franchise taxes. Income before income taxes for the three-month periods ended March 31, 2022 and 2021 was $32,972 and $24,357, respectively, and consisted entirely of domestic income. FASB ASC Topic 740 establishes a recognition threshold and measurement for income tax positions recognized in an enterprise’s financial statements. FASB ASC Topic 740 also prescribes a two-step evaluation process for tax positions. The first step is recognition and the second is measurement. For recognition, an enterprise judgmentally determines whether it is more likely than not that a tax position will be sustained upon examination, including resolution of related appeals or litigation processes, based on the technical merits of the position. If the tax position meets the more-likely-than-not recognition threshold, it is measured and recognized in the financial statements as the largest amount of tax benefit that is greater than 50% likely of being realized. If a tax position does not meet the more-likely-than-not recognition threshold, the benefit of that position is not recognized in the financial statements. Tax positions that meet the more-likely-than-not recognition threshold at the effective date of FASB ASC Topic 740 may be recognized, or continue to be recognized, upon adoption. The Business does not have any uncertain tax positions as of March 31, 2022 and December 31, 2021. The Business' operating results have been included in Sequa’s consolidated U.S. federal and state income tax returns. In the third quarter of 2009, the Internal Revenue Service completed its examinations of U.S. income tax returns for the tax years 2000 through 2005. Sequa’s tax years for 2007 and forward are subject to examination by the tax authorities. At this time, Sequa is currently under audit by various state and non-U.S. taxing authorities. Although the timing of the resolution on audits is highly uncertain, as of March 31, 2022, Sequa and the Business do not anticipate that total unrecognized tax benefits will significantly change due to the settlement of audits and the expiration of statute of limitations within the next twelve months. The Business believes that it has made adequate provisions for all significant income tax uncertainties and that after considering the amounts accrued as of March 31, 2022, the conclusion of audits during the next twelve months will not have a material adverse impact on its results of operations, financial position or liquidity. The deferred tax provision represents the change in deferred tax assets and liabilities from the beginning of the year to the end of the year resulting from changes in the temporary differences between the financial reporting basis and the tax basis of the Business' assets and liabilities. Note 10. Accrued Expenses The Business' accrued expenses consist of the following items: March 31, 2022 December 31, 2021 (Amounts in thousands) Rebates, discounts, and shipping $ 6,308 $ 11,673 Compensation 6,946 7,850 Property taxes 2,344 1,674 Utilities 2,499 1,874 Accrued other 9,883 9,073 Total accrued expenses $ 27,980 $ 32,144 Customer rebates consist of volume-based rebates that are accrued monthly over the specific agreement period based on actual and/or forecasted sales volumes as well as price reductions owed to tier suppliers based on pricing agreements with original equipment manufacturers. Rebate charges are netted against sales in the Combined Statement of Income.

PRECOAT METALS (A Business of Sequa Corporation) Notes to Combined Financial Statements (In Thousands, Except Award Data) 19 Other accrued expenses include such items as pension, customer claims and unearned income. No item in this category is individually greater than 5% of total current liabilities. Note 11. Pension and Other Post-Retirement Benefits (a) Defined Contribution Plans Certain employees of the Business participate in defined contribution plans that provide for company-matching contributions. Total expense related to defined contribution plans amounted to $708 and $785 for the three-month periods ended March 31, 2022 and 2021, respectively. (b) Defined Benefit Pension Plan Certain employees of the Business participate in a defined benefit pension plan sponsored and administered by the Parent. The pension plan calls for benefits to be paid to eligible employees at retirement, based primarily upon years of service and compensation rates near retirement. The benefits expense for Business employees who participate in this plan amounted to $109 and $89 for the three- month periods ended March 31, 2022 and 2021, respectively. Note 12. Share-Based Compensation Certain employees of the Business participate in the Sequa Corporation Equity Appreciation Rights Plan. The plan authorizes the granting of awards to employees in the form of EARs with respect to the Business. Prior to 2017, Sequa awarded 85,270 EARs to certain employees of the Business, with base value per EAR of ranging from $0 to $100, to participate in a potential sale or liquidation of the Business. A total of 250 of these EARs were forfeited prior to 2017 and a total of 5,000 of the EARs were forfeited in 2020. A portion of the EARs vested ratably upon meeting annual performance targets over a period of five years and upon a liquidity event (as defined in the plan document as the sale of more than 70% of the total number of equity securities of the Business as of December 3, 2007 or the sale of all or substantially all of the assets of the Business) and a portion of the EARs vest only upon a liquidity event. The vesting of 100% of the awards is conditioned upon continued employment with the Business through the date of a liquidity event. Certain EARs are subject to accelerated vesting at the sole discretion of the plan administrator. Effective April 28, 2017, Sequa limited the number of EARs available to award to the then outstanding amount along with establishing a maximum possible gross value of the EARs. EAR grant activity is summarized as follows: EARs Granted EARs granted and outstanding as of December 31, 2021 80,020 Grants - Forfeitures and adjustments - EARs granted and outstanding as of March 31, 2022 80,020 During 2017, Sequa established the 2017 Equity Appreciation Rights Plan. The plan allows for each participant to be granted an award of compensation in the form of an EAR in terms of the applicable participant’s percentage interest in Sequa's fully diluted equity value. The aggregate Designated Participation Percentage, as defined, may not exceed 10.98%. During 2021 and 2020, Sequa awarded EARs representing 0.86602% and 0.195%, respectively, of Sequa's fully diluted equity to certain employees, with base value between $0 and $10.00. During 2021, none of the awarded Participation Percentage was forfeited. The EARs become eligible to vest upon a liquidity event (as defined in the plan document as the sale of more than 70% of the total equity securities of Sequa or the sale of substantially all of the asset of Sequa) ratably over time or upon meeting annual performance targets over a period of four years.

PRECOAT METALS (A Business of Sequa Corporation) Notes to Combined Financial Statements (In Thousands, Except Award Data) 20 The Business recognized no pre-tax compensation expense related to EARs in the Combined Statement of Income in the three-months ended March 31, 2022 and 2021 as they are contingent upon a liquidity event. As a result of the liquidity event triggered by the sale of the Business in 2022 (as discussed in Note 14), the unrecognized compensation expense recognized, based upon the EARs granted and outstanding, was approximately $29,000. Note 13. Commitments and Contingencies The Business is involved in a number of claims, lawsuits and proceedings (environmental and otherwise) that arise in the ordinary course of business. From time to time, other litigation pending against the Business involves allegations that are not routine and include, in certain cases, compensatory and punitive damage claims. The Business’ ultimate legal and financial liability in respect to all claims, lawsuits and proceedings referred to above cannot be estimated. However, in the opinion of management, based on its examination of these matters, its experience to date and discussions with counsel, the ultimate outcome of these legal proceedings, net of liabilities already accrued in the Business’ Combined Balance Sheets, is not expected to have a material adverse effect on the Business’ combined financial position, although an unexpected resolution in any reporting period of one or more of these matters could have a material adverse effect on the Business’ results of operations, financial position or liquidity. Various customers have filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (“Chapter 11”). The Business monitors the bankruptcy cases of these customers in order to file appropriate claims and take other steps necessary to protect its interests. Once a customer files a petition under Chapter 11, the Business provides additional allowances for doubtful accounts based on an evaluation of the relevant facts. Note 14. Subsequent Event The Business evaluated subsequent events from the date of the balance sheet through July 29, 2022, which represents the date these financial statements are being published. There were no other events or transactions occurring during this subsequent event reporting period which require recognition or disclosure in the financial statements other than the items below. On March 7, 2022, Sequa entered into a definitive agreement with AZZ Inc. to sell the Business for a purchase price of approximately $1.28 billion. The sale consisted of Precoat plus certain liabilities which are recorded on Sequa’s balance sheet, including approximately $46 million, as of March 31, 2022, of accumulated benefit obligation in excess of related plan assets associated with the defined benefit pension plan which is administered and sponsored by Sequa. The transaction closed during the second calendar quarter of 2022.